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                                                                    EXHIBIT 10.3


                              CONSULTING AGREEMENT


                THIS CONSULTING AGREEMENT (this "Agreement"), is made and entered into as of February 13, 1998, by and among Inland Entertainment Corporation, a Utah corporation (the "Company"), and Torrey Pines Consultants, Inc., a California corporation (the "Consultant").


        1.      Consulting Services.


                1.1 Scope and Term. During the period from the February 13, 1998, through February 13, 1999, (the "Consultation Period"), the Consultant agrees to provide consulting services from time to time to the Company. During the Consultation Period, the Consultant shall be engaged by the Company in a consulting capacity to render such advisory services and projects as the Consultant may be assigned from time to time by the Chairman of the Board of the Company for matters specifically relating to the Barona Casino and the Barona Band of Mission Indians. The Consultant shall submit a written report regarding the project assignments and/or services rendered within 15 days of the end of each month of the Consultation Period (the "Due Date"). If Consultant fails to submit this written report to the Chairman of the Board within 30 days of the Due Date, payments to the Consultant under Section 2 shall be suspended. It is further agreed that either party may terminate this agreement upon 30 days prior written notice. In the event that Company terminates this agreement prior to end of the Consultation Period, the Consultant shall receive all unpaid compensation still due as set forth in Section 2 and shall also receive vesting in the Stock options as set forth in Section 2.1 as if this agreement was not terminated by Company.


                1.2 Devotion of Time and Effort. The time that the Consultant shall be obligated to devote to such services shall not exceed reasonable limits, and to the extent reasonably practicable, the Company on the one hand, and the Consultant, on the other hand, shall schedule the times at which its services shall be required to suit their mutual convenience. The Consultant's inability to be reasonably available to discharge its duties under
Section 1.1 due to the physical or mental disability of its sole shareholder, its other business or travel commitments, or other causes beyond its reasonable control, including without limitation, any force majeure, shall not in any instance or instances be deemed to be a breach of Section 1.1


                1.3 Continued Availability and Cooperation. During the Consultation Period and for the balance of the time referred to in the last sentence of this Section 1.3, the Consultant and its sole shareholder shall cooperate fully with the Company and the Company's counsel in connection with any present or future, actual or threatened, litigation, or administrative proceeding involving its officers, directors, agents, employees, stockholders, successors or assigns and relating to events or conduct occurring (or claimed to have occurred) during the period of the Consultant's service with the Company. This cooperation shall include but not be limited to (a) making himself


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reasonably available for interviews and discussions with the Company and the
Company's counsel as well as for depositions and trial testimony, (b) if depositions or trial testimony are to occur, making himself reasonably available and cooperating in the preparation for them and to the extent that the Company or the Company's counsel reasonably request, (c) refraining from impeding in any way prosecution or defense of such litigation or administrative proceeding, and
(d) cooperating fully in the development and presentation of the prosecution or defense of such litigation or administrative proceeding. The Consultant shall be reimbursed by the Company for his reasonable travel, telephone and similar expenses incurred in connection with such cooperation, which the Company or the Company's counsel shall reasonably endeavor to schedule at times not conflicting with the reasonable requirements of any future employer of the Consultant or with the requirements or any third party with whom the Consultant has a business relationship that provides remuneration for the Consultant, and not conflicting with the Consultant's other business or travel commitments. The Consultant shall not unreasonably withhold his availability for such cooperation.


           2. Compensation During Consultation Period. During the Consultation Period, so long as its sole shareholder is physically and mentally able, the Consultant shall render consultative services to the Company as provided in
Section 1 of this Agreement. The Company shall pay the Consultant as compensation for its services for the one (1) year period commencing on February 13, 1998, and ending February 13, 1999. The amount is $12,500 for the first six
(6) months and $8,000 for the second six (6) months. A retainer in the amount of $5,500 and the payment for February 13, 1998, to March 31,1998, will be paid upon Consultant's execution of this Consulting Agreement. All subsequent payments will be paid on the 10th day following the end of each month of the Consultation period. Such payments shall not be made in the event of the death of the Consultant's sole shareholder or his disability during the Consultation Period. Furthermore, compensation shall cease upon the termination of this Agreement, except as provided above. The Consultant shall not be entitled to any payments other than as set forth in this Section 2.


                2.1 Stock Options. As additional consideration, the Company acknowledges that the Consultant's sole shareholder, Arthur R. Pfizenmayer (the "Executive"), prior to his voluntary resignation (Resignation date) of employment with the Company, had vested stock options( the "options") which enabled the then executive and employee, to purchase 210,000 shares of common stock, par value $.001 per share, of the Company ("Common Stock"). Prior to the resignation date as set forth in the Settlement and Release Agreement, the executive had options that were not vested which enable the same to purchase 290,000 shares of common stock, par value $.001 per share, of the Company stock. Accordingly, and in consideration hereof, each of the executive's "Stock Option Agreements" under the Company's 1995 Stock Option Plan shall be amended to extend all provisions of the Stock Option Agreements through the period of time the Consultant is engaged as a consultant for the company under this agreement. Upon termination of this agreement the options herein shall terminate.


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        3.      Confidential Information. The Consultant understands and agrees that in the course of providing services to the Company, the consultant will acquire proprietary and confidential information related to the Company's trade secrets, intellectual property rights, its future plans and its methods of doing business. The Consultant agrees and understands that it would be extremely damaging to the Company if the Consultant disclosed such information to a competitor or made it available to any other person or company. Consultant further agrees to keep and hold all such confidential information in trust and confidence, to observe the strictest secrecy with respect to all information presented by the Company or obtained by Consultant pursuant to this agreement, and to take all reasonable precautions and measures to protect the secrecy of and avoid the disclosure or use of the Confidential Information by any unauthorized persons or in any unauthorized manner and to prevent it form falling into the public domain or the possession of persons other than those persons authorized by the Company to have any such information. Accordingly, as a material condition of this agreement, Consultant and Consultant's sole shareholder agree to enter into and execute a Confidentiality and Non-Disclosure Agreement, the same which is attached hereto and incorporated by reference herein as Exhibit "A".


        Except to the extent that this Agreement becomes publicly available because of a legal requirement that it be filed with a governmental instrumentality or agency, all provisions of this Agreement and the circumstances giving rise hereto are and shall remain confidential and shall not be disclosed by either party to any person not a party hereto except as necessary to carry out or enforce the provisions of this Agreement or as may be required by law. Notwithstanding the foregoing, Consultant may disclose the terms, amounts and fact of this Agreement to Consultant's spouse, attorney, financial or tax advisor, or taxing authorities. Before Consultant discloses to his spouse, attorney, financial or tax advisor or taxing authorities anything about this Agreement, he will inform them of this confidentiality clause and they must agree (or in the case of any taxing authority, use its best efforts) to comply with it. Upon request by the Consultant, the Company will make reasonable efforts to confirm the compensation terms described in Section 2 to lending institutions which are considering extensions of credit to Consultant. Each of the parties has read this Agreement, has had the opportunity to consult with counsel, fully understand this Agreement's terms and enter into this Agreement freely and voluntarily and intending to be bound hereby.


        4. Covenant Not to Compete. During the Consultation Period, the Consultant shall not, without the written consent of the Chairman of the Board of the Company and the President of the Company, participate in any business enterprise providing consulting services to Viejas Casino and Turf Club and or Sycuan Casino, located in San Diego County, State of California, if such enterprise engages in direct competition with the Company as the business of the Company currently is being conducted, with Barona Casino and the Barona Band of Mission Indians This covenant not to compete shall not preclude the ownership or acquisition of securities in any enterprise or the exercise of rights appurtenant thereto, provided that such securities are listed on a national securities exchange or are regularly quoted in an established over-the-counter market and provided further that the securities so owned or acquired comprise


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less than 5% percent of the total outstanding voting securities of such enterprise and do not give the Consultant any meaningful voice in the management or operation of such enterprise. In addition, this covenant not to compete shall not preclude the Consultant from (a) serving as an officer or director of the Consultant's personal investment holding company, (b) service as a director on the board of a corporation which is not a competitor to the Company or (c) engagement as a bona fide part-time consultant to a person or entity which is not a competitor to the Company ("Permissible Employment").


        5. Settlement and Release. Notwithstanding anything to the contrary here, the company's obligation to make any payments under Section 2 herein shall be dependent on the Consultant executing the Settlement and Release Agreement and all periods of revocation having lapsed thereunder.


        6. Successors and Binding Agreement. (a) This Agreement shall be binding upon and inure to the benefit of the Consultant and any successor of or to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and successor shall thereafter be deemed included in the definition of the Company for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company. Unless the Consultant otherwise agrees the Company's obligations hereunder shall not be terminated by any such acquisition of all or substantially all of the business and/or assets of the Company.


                (b) This Agreement shall inure to the benefit of and be enforceable by the Consultant's and its sole shareholder's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.


                (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in subparagraph (a) of this Paragraph.


                (d) This Agreement is intended to be for the exclusive benefit of the parties hereto, and no third party shall have any rights hereunder.


        7. Publicity. The Consultant shall obtain prior approval from the Company of the content of any public announcements made by the Consultant with respect to this Agreement or the transactions contemplated hereby, which approval shall not be unreasonably withheld or delayed (either as to time or substance); provided, however, that nothing herein shall prevent the Consultant from making such announcement to any person or persons (including without limitation potential future employers, creditors, and others) as the Consultant may consider necessary in order to satisfy (upon the written advice of counsel) the Consultant's legal, contractual or other obligations.


        8. Injunctive Relief. The Consultant recognizes that any breach or threatened breach of Sections 3 or 4 of this Agreement is likely to result in immediate and irreparable


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harm to the Company for which money damages are likely to be inadequate.
Accordingly, the Consultant consents to injunction and other appropriate equitable relief, subject to the notice requirements of the applicable rules of civil procedure, upon the institution of proceedings therefore by the Company in order to protect the Company's rights under any of such Sections. Such relief shall be in addition to any other relief to which the company be entitled at law or in equity. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.


        9. Authority. The individual(s) executing this Agreement on behalf of the Company represent and warrant to the Consultant that the performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all requisite action and that each has the power and authority to execute this Agreement.


        10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telecopy, overnight, courier service, or by United States certified or registered mail, return receipt requested. Each such notice, request, demand or other communication shall be effective (a) if delivered by hand or by overnight courier service, when delivered at the address specified in this Section; (b) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received; and (c) if given by certified or registered mail, three (3) days after the mailing thereof.


Address for notices (unless and until written notice is given of any other address):

        If to the Company:       INLAND ENTERTAINMENT CORPORATION
                                 16868 Via del Campo Court, Suite 200
                                 San Diego, CA  92127
                                 Attn: Mary Jo Boring
                                       Controller and Chief Accounting Officer

        If to the Consultant:    TORREY PINES CONSULTANTS, INC.
                                 947 Olive Crest Drive
                                 Encinitas, CA  92024
                                 Attn: Arthur R. Pfizenmayer
                                       President

        11. Further Documents and Acts. Each of the parties hereto agrees to cooperate in good faith with the other and to execute and deliver such further instruments and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated under this Agreement.

        12. Financial Reporting. Any computation pertaining to the Company's financial affairs to be made hereunder or referenced herein shall be based on generally accepted accounting principles, applied on a consistent basis.

        13. Attorneys' Fee. In any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, the prevailing party in such action shall be


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awarded, in addition to any damages, injunctions or other relief, and without regard to whether or not such matter be prosecuted to final judgment, such party's costs and expenses, including reasonable attorneys' fees. Such award shall include post-judgment attorneys' fees and costs and the same shall not be deemed as merged into the final judgment.

        14. California Law. This Agreement has been negotiated and executed in the State of California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws. Any dispute, action, litigation or other proceeding concerning this Agreement shall be instituted, maintained, heard and decided in the State of California.

        15. Amendments/Waiver. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all the parties or their respective successors and assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future.

        16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one of the same instruments.

        17. Severability. In the event that any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law. Notwithstanding anything to the contrary, in the event Sections 3 or 4 or any part thereof was held to be invalid, illegal or unenforceable, the obligation of the Company to make payment to the Consultant under Section 2 herein would terminate and any amounts paid to the Consultant shall be returned to the Company, with interest at 7% per annum, such interest calculated from the time of such payment.

        18. Entire Agreement. With the exception of the Settlement and Release Agreement by and among the parties entered into concurrently herewith, this Agreement contains the entire and complete understanding among the parties concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded hereby.


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        19.     Remedies. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other.

        20. Interpretation. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the Sections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions herein.

        21. Miscellaneous. Each provision of this Agreement to be performed by a party hereto shall be deemed both a covenant and condition, and shall be a material consideration for the other party's performance hereunder, and any breach thereof by the party shall be deemed a material default hereunder. The recitals and all other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise, all references herein to a "day" shall be deemed to be a reference to a calendar day. Unless expressly stated otherwise, cross-references herein shall refer to provisions within this Agreement, and shall not be deemed to be references to the overall transaction or to any other document. Time is of the essence in the performance of this Agreement.

        22. Withholding of Taxes; Tax Reporting. The Company may withhold from any amounts payable under this Agreement all such Federal, state, city and other taxes, and may file with appropriate governmental authorities all such information returns or other reports with respect to the tax consequences attendant to any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement.

                                       INLAND ENTERTAINMENT CORPORATION
Dated:  3/6/98                         A Utah Corporation

                                   By: /s/ L. DONALD SPEER
                                       -----------------------------------------
                                       L. Donald Speer, II
                                       Chairman of the Board



Dated:  3/6/98                         TORREY PINES CONSULTANTS, INC.
                                       A California Corporation

                                   By: /s/ ARTHUR R. PFIZENMAYER
                                       -----------------------------------------
                                       Arthur R. Pfizenmayer
                                       President


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